Exhibit 10.11.1


                               AMENDMENT TO LEASE

         THIS AMENDMENT TO LEASE ("Amendment") is made as of the 1st day of April, 2007, by and between SOFTWARE HOUSE INTERNATIONAL, INC. ("Landlord"), a New Jersey corporation, having an office at 2 Riverview Drive, Somerset, New Jersey 08873, and EASYLINK SERVICES CORPORATION ("Tenant"), a Delaware corporation, having an address at 33 Knightsbridge Road, Suite 100, Piscataway, New Jersey 08854.

                                   WITNESSETH:
                                   ----------

         WHEREAS, pursuant to a certain New Jersey Lease dated as of July 23, 2002 (the "Lease") between BT Piscataway, LLC, Landlord's predecessor, and Tenant, Landlord leases to Tenant, and Tenant leases from Landlord, a total of approximately 67,201 rentable square feet of office space (the "Original Premises") located on the first, second and third floors of the building commonly known as 33 Knightsbridge Road, Piscataway, New Jersey (the "Building"); and

         WHEREAS, the term of the Lease commenced on March 1, 2003, and expires on June 30, 2013; and

         WHEREAS, Tenant desires to surrender the third floor portion of the Original Premises, consisting of approximately 11,964 rentable square feet of floor area (the "Surrendered Space"); and

         WHEREAS, Landlord is willing to accept the surrender of the third floor portion of the Original Premises consisting of approximately 11,964 rentable square feet and to terminate the Lease with regard to the Surrendered Space, subject, however, to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. (a) Provided that no event of default occurs under the Lease which is not cured prior to the Surrender Date (defined below), Tenant agrees to surrender to Landlord, and Landlord agrees to accept, as of May 30, 2007 (the "Surrender Date"), the surrender of the Surrendered Space, on the terms and conditions set forth in this Amendment to the Lease dated July 23, 2002. After the Surrender Date, Tenant shall have no further obligations or liabilities of any kind or nature under the Lease with respect to the Surrendered Space, except as expressly provided in this Amendment.

            (b) As of the Surrender Date, (i) the term "Premises", as set forth in the Lease shall mean the portion of the Original Premises located on the first and second floors, (ii) the "Rentable Area" of the Premises shall be deemed to be approximately 55,201 rentable square feet of floor area, (iii) "Tenant's Allocated Share" shall be deemed to be 36.02%, and (iv) Exhibit A of the Original Lease shall be amended to remove the Surrendered Space therefrom.

         2. In consideration for Landlord's acceptance of surrender of the Surrendered Space, Tenant agrees to pay termination rent in the amount of seven
(7) months' rental of the Surrendered Space. Landlord agrees to accept such termination rent in monthly installments, at the rate set forth in Section 1(e) of the Lease, commencing on the first monthly installment of rent payable after the Surrender Date and continuing through December 31, 2008. Such termination rent shall be deemed Fixed Rent for all purposes of this Lease. Accordingly, as of the Surrender Date, Section 1(e) of the Lease is hereby amended to read as follows:

                               1ST + 2ND FLOOR            ANNUAL RENT         MONTHLY           TERMINATION
LEASE YEAR                     PER RSF (55,201 rsf)       INSTALLMENTS        FIXED RENT        RENT/MONTH
----------                     --------------------       ------------        ----------        ----------
Months 52-58                   $17.50 plus utilities      $966,017.50         $80,501.46        $18,444.50
(June 2007-December 2007)

Months 59-64                   $17.50 plus utilities      $966,017.50         $80,501.46        $     - 0 -

Months 65-124                  $18.50 plus utilities      $1,021,218.50       $85,101.54        $     - 0 -

         3. On or before the Surrender Date, Tenant shall remove from the Surrendered Space all trade fixtures, furniture, equipment, machinery and personal property belonging to Tenant, shall repair all damage to the Surrendered Space and/or the Building caused by such removal, and shall deliver the Surrendered Space to Landlord broom clean condition subject to ordinary wear and tear, in the condition that same is required to be delivered as if the Surrender Date were the expiration of the term of the Lease. The failure of Tenant to surrender the Surrendered Space in the manner required by the Lease as of the Surrender Date shall be deemed a holdover under the Lease with respect to the Surrendered Space.

         4. Tenant shall continue to comply with and/or perform all of its obligations under the Lease (including, without limitation, the payment of Fixed Rent and Additional Rent) with respect to the Surrendered Space to and including the Surrender Date. Tenant agrees to pay promptly any and all Additional Rent, and charges for utility services furnished to the Surrendered Space through the Surrender Date, regardless of when billed, and Landlord shall be responsible for refunding any overpayments of Additional Rent with respect to the Surrendered Space when and if same are determined. In addition, Tenant shall reimburse Landlord for Landlord's reasonable cost incurred to remove the Surrendered Space from any dedicated utility meters serving the Original Premises. Landlord hereby agrees to use commercially reasonable efforts to remove the Surrendered Space from the dedicated utility meters serving the Original Premises by May 31, 2007. The provisions of this Paragraph 4 shall survive the termination of the Lease with respect to the Surrendered Space.

         5. Tenant hereby represents and warrants to Landlord that Tenant used the Premises solely for administrative and executive offices, and for no other use or purpose, and that Tenant's use of the Premises is not subject to the Industrial Site Recovery Act.

         6. Tenant shall not have any legal or equitable right or interest in or to the Surrendered Space after the Surrender Date. Tenant hereby expressly covenants and warrants to Landlord that Tenant has not subleased, assigned, or encumbered the Surrendered Space.

         7. Landlord and Tenant each represents and warrants to the other that such party has not dealt with any broker, agent or finder in connection with this Amendment to the Lease dated


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

July 23, 2002. Landlord and Tenant shall indemnify and hold the other party harmless from and against any claim or claims for brokerage or other commissions or fees asserted by any broker, agent or finder claiming to have dealt with such party. This provision shall survive the termination of the Lease with respect to the Surrendered Space.

         8. (a) Effective as of the Surrender Date, Tenant hereby releases Landlord from and against all claims, demands, liabilities, costs and expenses arising out of or in connection with the Surrendered Space which Tenant ever had, now has or shall hereafter have against Landlord, except with respect to
(i) any third party claims against Landlord and/or Tenant for bodily injury which occur prior to the Surrender Date, and (ii) the express obligations of Landlord under Paragraph 4 hereof.

            (b) Provided (x) Tenant surrenders possession of the Surrendered Space to Landlord in accordance with this Amendment, (y) Tenant has paid to Landlord all Fixed Rent and Additional Rent with respect to the Surrendered Space for the period preceding the Surrender Date, and (z) Tenant is not otherwise in default under the terms and conditions of the Lease as of the Surrender Date, then, effective as of the Surrender Date, Landlord hereby releases Tenant from and against all claims, demands, liabilities, costs and expenses arising out of or in connection with the Surrendered Space which Landlord ever had, now has or shall hereafter have against Tenant, except with respect to (i) any third party claims against Landlord and/or Tenant for bodily injury which occur prior to the Surrender Date, and (ii) the express obligations of Tenant under this Amendment.

         9. Nothing contained in this Amendment shall affect, limit or modify any of Landlord's rights and remedies under the Lease in the event of a default (beyond applicable notice and cure period) by Tenant under the Lease on or before the Surrender Date.

         10. All prior oral or written understandings and agreements between the parties with respect to the subject matter of this Amendment are merged into this Amendment, which alone fully and completely expresses the agreement of the parties.

         11. Any capitalized term used in this Amendment to the Lease dated July 23, 2002, but not defined herein, shall have the meaning ascribed to said term in the Lease.

         12. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.



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




         IN WITNESS WHEREOF, the parties hereto have signed and executed this Amendment as of the date first above written.


                                         SOFTWARE HOUSE INTERNATIONAL, INC.


                                         BY: /s/ Thai Lee
                                             ------------------------------
                                             Name: Thai Lee
                                             Title: President



                                         EASYLINK SERVICES CORPORATION


                                          BY: /s/ Thomas F. Murawski
                                              -----------------------------
                                              Name: Thomas F. Murawski
                                              Title: Chairman, President and CEO




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